Exhibit 99.1
AMENDMENT TO EMPLOYMENT AGREEMENT
     THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Second Amendment”) is entered into to be effective on and as of November 1, 2007, between CEVA, Inc., a Delaware corporation (the “Company”), and Issachar Ohana, an individual (“Employee”), and amends in part the Employment Agreement by and among the parties dated November 1, 2002 (the “Original Agreement”) and as amended on July 22, 2003 (the “Amendment” and collectively with the Original Agreement, the “Agreement”).
BACKGROUND
     A. Employee currently serves as the Company’s Executive Vice President, Worldwide Sales.
     B. The Company and Employee desire to modify and amend the Agreement, as set forth in greater detail below. Employee is willing to execute this Second Amendment and to continue the Agreement, as amended hereby.
AGREEMENT
     In order to carry out and give effect to the preceding paragraphs, and in consideration of the mutual covenants and undertakings reflected below, the parties agree as follows:
          1. A new Section 8.11 is inserted in the Original Agreement, as amended by the Amendment and this Second Amendment, to read as follows:
               “8.11. Section 409A. Notwithstanding any payment dates provided pursuant to this Agreement, the payment or provision of any amounts and benefits described herein shall be delayed as necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) to the extent required by Section 409A(a)(2)(B)(i) of the Code and its related Treasury regulations (relating to payments made to certain “key employees” of certain publicly-traded companies) and then only that portion of the payments and/or benefits provided by this Agreement that does not exceed the Section 409A Limit (as defined below) and which qualifies as separation pay under Treasury Regulation Section 1.409A-1(b)(9)(iii), may be paid within the thirty (30) days following Employee’s separation from service. Any portion of such payments or benefits that does not qualify as separation pay or that exceeds the Section 409A Limit will accrue during the six (6) month period immediately following Employee’s separation from service and will become payable in a lump sum on the date six (6) months and one (1) day following such separation from service (or the next business day if such date is not business day). For purposes of this Agreement, “Section 409A Limit” means the lesser of two (2) times: (i) Employee’s annual base salary paid to Employee during the Company’s taxable year preceding the taxable year of Employee’s separation from service as determined under Treasury Regulation Section 1.409A-1(b)(9)(iii)(A)(1) and any related Internal Revenue Service guidance; or (ii) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which such separation from service occurs. Employee and the Company acknowledge that Employee and the Company intend that the compensation arrangements set forth in this Agreement are in compliance with Section 409A, and Employee and the Company agree to cooperate with one another, to the extent reasonably requested by the other party, to restructure any compensation set forth in this Agreement in a manner, if possible and without any increase in cost to Company, such that no earlier and/or additional taxes to Employee or the Company or will arise under Section 409A.”
          2. The section entitled “Position” in the Amendment is deleted in its entirety and replaced with the following:
          “Position: Executive Vice President, Worldwide Sales.”
          3. The section entitled “Salary” in the Amendment is deleted in its entirety and replaced with the following:
          “Salary: Your base salary will be increased to $248,000 per annum, effective on November 1, 2007.”
          4. The section entitled “Relocation” in the Amendment is deleted in its entirety.
          5. Except as herein expressly amended, all terms, covenants and provisions of the Agreement and the exhibits thereto are and shall remain in full force and effect and all references therein to such Agreement shall henceforth refer to the Agreement as amended by the Amendment and this Second Amendment. This Second Amendment shall be deemed incorporated into, and a part of, the Agreement.
          6. This Second Amendment may be executed separately in any number of counterparts and may be delivered manually by signed counterparts or facsimile. Each and all of these counterparts shall be deemed to have been executed simultaneously and for all purposes to be one document, binding as such on the parties hereto.
     IN WITNESS WHEREOF, the parties have executed this Second Amendment to be effective on and as of the date set forth above.

COMPANY:		EMPLOYEE:

CEVA, INC.		ISSACHAR OHANA

By:	/s/ Gideon Wertheizer	By:	/s/ Issachar Ohana
	Name: Gideon Wertheizer		Name: Issachar Ohana
	Title: Chief Executive Officer		Title: EVP, Worldwide Sales

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